POWER OF ATTORNEY

KNOW ALL BY THESE PRESENT, that the undersigned hereby constitutes and appoints Christine Sonu and Allan J. Gollinger, individually and not jointly, as the undersigned’s true and lawful attorneys-in-fact to:
(1)          execute for and on behalf of the undersigned, in the undersigned’s capacity as an officer and/or director of Alarm.com Holdings, Inc. (the “Company”), any and all Forms 3, 4 and 5 (including any amendments thereto) required to be filed by the undersigned in accordance with Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules thereunder;
(2)          complete, sign, and submit to the U.S. Securities and Exchange Commission (the “SEC”), for and on behalf of the undersigned, Form 144 (including any amendments thereto) in accordance with the Securities Act of 1933, as amended (the "Securities Act"), and the rules thereunder;
(3)          do and perform any and all acts for and on behalf of the undersigned that may be necessary or desirable to complete and execute any such Form 3, 4, 5 or 144 (including any amendments thereto) and timely file such form with the SEC and any stock exchange or similar authority; and
(4)          take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned, pursuant to this Power of Attorney, shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact’s discretion.
The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact’s substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted.  The undersigned acknowledges that no such attorney-in-fact, in serving in such capacity at the request of the undersigned, is hereby assuming, nor is the Company hereby assuming, any of the undersigned’s responsibilities to comply with Section 16 of the Exchange Act or Rule 144 under the Securities Act.
This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, 5 and 144 with respect to the undersigned’s holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.
IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 8th day of May, 2023.

By:	/s/ Daniel Ramos
Print:	Daniel Ramos